FOR IMMEDIATE RELEASE

September 25, 2015

Abakan, Inc. (“ABKI”: OTC US) – New York, New York

Receiver over Abakan, Inc. appointed by Federal Judge in New York

Robert W. Seiden, Esq. was appointed Receiver over publicly traded company Abakan, Inc. by the Honorable Judge Denise Cote in federal court in Manhattan today.

Abakan, Inc. is the parent company of MesoCoat, Inc., a Euclid Ohio company that produces metal coating for the oil and gas industry using patented, award-winning technology. Seiden was previously appointed receiver over MesoCoat in August of this year after Abakan defaulted on a secured promissory note held by George Town Associates S.A. and the court found Abakan in contempt of court for actions that violated an injunction.

The court Order today provides the Receiver with broad powers to manage the day-to-day operations of Abakan and to preserve all assets.

For any questions of the Receiver regarding Abakan, Inc. please contact David G. Liston, Esq., counsel to the Receiver, at 212-822-0160, or Steven Seiden, CPA, Esq., on behalf of the Receiver, at 212-626-6709.

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